LIMITED POWER OF ATTORNEY FOR SEC REPORTING PURPOSES

I hereby appoint each of Anthony J. Salerno, Jr., Julie Mahaney, Kevin F. Barnett or Kaitlin Humble, and any Corporate Secretary of The Hartford Insurance
  Group, Inc. (the "Company"), as my true and lawful attorney-in-fact, to act on my behalf for certain purposes set forth below. They can act individually and have the following powers:

Obtain Credentials. They can obtain the necessary credentials (including codes or passwords) to enable me to submit and file any documents required to be filed under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the U.S. Securities and Exchange Commission ("SEC") via the Elctronic Data Gathering and Retrieval ("EDGAR") System. This includes preparing, executing and submitting on my behalf a Form ID and any other related are required documents necessary to obtain such credentials and enrolling me in the EDGAR Next filing system;

Manage EDGAR Account. They can act as an account administrator for my EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities;
  (ii) maintaining the security of my EDGAR account; (iii) ensuring he accuracy of information on my EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

Delegate Authority. They can authorize Tracy S. Michaud, Barbara LeClair or any other employee they deem necessary, as the Company's EDGAR account administrators to manage my EDGAR account;

File Forms. They can execute for me, in my capacity as an officer and/or director of the Company, Forms 3, 4 and 5 relating to the Company in accordance with Section 16(a) of the Exchange Act and related rules and regulations, and Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act");

Obtain Information. They can obtain, as my representative and on my behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and I hereby authorize any such third party to release any such information;

Perform Necessary Acts. They can perform any acts for me that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, or Forms 144, and any amendments thereto, or other required reports and timely file such forms or reports with the SEC, the New York Stock Exchange and any stock exchange or similar authority as considered necessary or advisable under Section
  16(a) of the Exchange Act or Rule 144 of the Securities Act; and

Take Other Actions. They can take other actions in connection with the above that they believe, in their sole discretion, are in my best interest or legally required.

I acknowledge that: (a) these attorneys-in-fact are serving in such capacity at my request; (b) each such attorney-in-fact may act in his or her discretion on information provided without independent verification; (c) any documents prepared and/or executed by any attorney-in-fact on my behalf pursuant to this Limited Power of Attorney will be in the form and contain the information that he or she, in his or her sole discretion, deems necessary or advisable; (d) neither the Company nor any attorney-in-fact assumes (i) any liability for my responsibility to comply with the requirements of the Exchange Act or the Securities Act, (ii) any liability of mine for any failure to comply with such requirements or (iii) any obligation or liability mine for profit disgorgement under Section 16(b) of the Exchange Act; and (e) this Limited Power of Attorney does not relieve me from my responsibility for compliance with my obligations under the Exchange Act or the Securities Act, including without limitation, the reporting requirements under Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 or Forms 144 with respect to Company securities, unless earlier revoked by the undersigned in writing.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date indicated below.

By   /s/Priscilla Almodovar
Name:  Priscilla Almodovar

Date:  September 1, 2026